Exhibit 99.1

Press Release

National Mentor Holdings, Inc. Announces First Quarter 2013 Results

BOSTON, Massachusetts, February 14, 2013– National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the first quarter ended December 31, 2012.

First Quarter Results

Revenue for the quarter ended December 31, 2012 was $294.9 million, an increase of $20.4 million, or 7.5%, over revenue for the quarter ended December 31, 2011. Revenue increased $11.5 million from organic growth, including growth related to new programs, and $8.9 million from acquisitions that closed during and after the three months ended December 31, 2011.

Income from operations for the quarter ended December 31, 2012 was $7.7 million, a decrease of $4.8 million, as compared to income from operations for the quarter ended December 31, 2011. The operating margin was 2.6% for the quarter ended December 31, 2012, a decrease from an operating margin of 4.6% for the quarter ended December 31, 2011, for the reasons discussed below with respect to net loss and adjusted EBITDA.

Net loss for the quarter ended December 31, 2012 was $8.4 million compared to net loss of $5.1 million for the quarter ended December 31, 2011, despite the increase in revenue noted above. The increase in net loss is due to the reasons discussed below with respect to adjusted EBITDA, as well as an adjustment to our tail reserve for professional and general liability claims which is required by accounting standards for companies that have claims-made insurance.

Adjusted EBITDA(1) for the quarter ended December 31, 2012 was $26.6 million, a decrease of $1.2 million, or 4.2%, as compared to adjusted EBITDA for the quarter ended December 31, 2011. Adjusted EBITDA was negatively impacted by an increase in direct labor costs as the Company added staff to support new programs started within the last 18 months, an increase in reserves for health claims, and an increase in occupancy expense due to the new program starts.

(1)	Adjusted EBITDA is a non-GAAP financial performance measure used by management, which is net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. A reconciliation of adjusted EBITDA to net loss is provided on page 5.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Friday, February 15, 2013 at 11:00 a.m. EST to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. EST on Friday, February 22, 2013. Those wishing to participate in the February 15 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.

National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and/or medically complex challenges. The MENTOR Network’s customized service plans offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 34 states.

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From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

This press release includes presentations of adjusted EBITDA because it is the primary measure used by management to assess financial performance. Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. Reconciliations of net income (loss) to adjusted EBITDA are presented within the tables below. Adjusted EBITDA does not represent and should not be considered an alternative to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While adjusted EBITDA is frequently used as a measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Selected Financial Highlights

($ in thousands)

(unaudited)

	Three Months Ended
	December 31
	2012	2011
Statements of Operations Data:
Net revenue	$294,865	$274,433
Cost of revenue (exclusive of depreciation expense shown separately below)	234,787	213,747
General and administrative expenses	36,766	33,290
Depreciation and amortization	15,610	14,901

Income from operations	7,702	12,495
Management fee of related party	(336)	(315)
Other income, net	338	284
Interest income	5	4
Interest expense	(19,604)	(19,787)

Loss from continuing operations before income taxes	(11,895)	(7,319)
Benefit for income taxes	(3,517)	(2,304)

Loss from continuing operations	(8,378)	(5,015)
Income (loss) from discontinued operations, net of tax	4	(64)

Net loss	$(8,374)	$(5,079)

Additional financial data:

Program rent expense	$9,335	$8,090
Adjusted EBITDA	$26,646	$27,826
New Start Losses (1)	$2,634	$704

(1)	Represents operating losses from new programs started in the last 18 months.

Reconciliation of Non-GAAP Financial Measures

($ in thousands)

(unaudited)

	Three Months Ended
	December 31
	2012	2011
Reconciliation from Net loss to Adjusted EBITDA:

Net loss	$(8,374)	$(5,079)
PL/GL Tail Reserve (1)	2,427	—
Restructuring (2)	12	145
Stock-based compensation (3)	171	165
Transaction costs (4)	131	—
Acquisition expenses (5)	31	(142)
Depreciation and amortization	15,610	14,901
Non-cash impairment (6)	72	—
Management fee of related party (7)	336	315
Loss (gain) on disposal of assets	152	(22)
Interest income	(5)	(4)
Interest expense	19,604	19,787
Benefit for income taxes	(3,517)	(2,304)
(Income) loss from discontinued operations, net of tax	(4)	64

Adjusted EBITDA (8)	$26,646	$27,826

(1)	Represents an adjustment to our tail reserve for professional and general liability claims which is required by ASC 450 for companies that have claims-made insurance.
(2)	Represents costs incurred as part of the restructuring of corporate and certain field functions.
(3)	Represents non-cash stock-based compensation.
(4)	Represents costs related to the October 2012 debt repricing transaction.
(5)	Represents external acquisition expenses.
(6)	Represents impairment charges associated with goodwill related to underperforming programs.
(7)	Represents management fees incurred for payment to Vestar Capital Partners V, L.P.
(8)	Represents net loss before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.

Selected Balance Sheet and Cash Flow Highlights

($ in thousands)

(unaudited)

	As of
Balance Sheet Data:	December 31, 2012	September 30, 2012

Cash and cash equivalents	$—	$—
Working capital (1)	27,820	25,198
Total assets	1,043,803	1,044,983
Total debt (2)	812,381	799,895
Net debt (3)	762,381	749,895
Shareholder’s deficit	(52,185)	(44,247)

	Three Months Ended
Other Financial Data :	December 31, 2012	December 31, 2011

Cash flows provided by (used in):
Operating activities	$(2,692)	$(1,620)
Investing activities	(8,111)	(9,222)
Financing activities	10,803	10,579

Purchases of property and equipment	(8,227)	(6,262)
Cash paid for acquisitions	(475)	(3,150)

(1)	Calculated as current assets minus current liabilities.
(2)	Includes obligations under capital leases.
(3)	Net debt as defined in the senior credit agreement (total debt, net of cash and cash equivalents and LOC restricted cash of $50 million).

CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.

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